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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated August 28, 1998 on the financial statements of BioNet Technologies, Inc. included in and made part of the registration statement of BioNet Technologies, Inc. dated October 6, 1999.


October 6, 1999

/s/   James E. Scheifley & Associates, P.C.
Certified Public Accountant